Exhibit 99.1
                                                                    ------------

AB


                                                     NEWS RELEASE



For release:  Immediate
Contact: James M. DeAngelis -   (212) 308-5800



Commodore Applied Technologies, Inc. Reports:
o        Year End 2005 Results


NEW YORK, NY - April 18, 2006 - Commodore Applied  Technologies,  Inc. (OTCBB:
CXIA]), today announced financial results for the fiscal year ended December 31, 2005 (see table below).


              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
                         Fiscal Year Ended December 31,
             (Audited - dollars in thousands, except per share data)


                                                        2005             2004
                                                        ----             ----

Revenues                                             $10,275             $ 738

Loss from Operations                                    (988)           (2,000)

Derivative Loss                                         (543)               --

Interest Expense                                      (1,183)             (404)

Net Loss                                              (2,714)           (2,404)

Deemed Dividends and Dividends Accrued to             (4,067)             (291)
Preferred Stockholders

Net Loss Applicable to Common Shareholders            (6,781)           (2,695)

Net Loss Per Share - Basic and Diluted                ($0.93)           ($0.43)

Number of Weighted Average Shares
Outstanding - Basic and Diluted                        7,309             6,334



                                                      -more-

                                               CXI Reports 2005 Year End Results
                                                                  April 18, 2005
                                                                          Page 2


Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Advanced Sciences and Commodore Solution Technologies. The Commodore companies provide environmental services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.


This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; the timing and award of contracts by the U.S. Department of Energy for environmental services and for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and Commodore's ability to obtaining environmental services contracts and commercial waste processing contracts and providing environmental services and/or waste processing services under such contracts in a timely and cost-effective manner. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


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